Exhibit 16.1

November 4, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant 100F Street Northeast

Washington, DC 20549-2000

RE:        CANNAMED ENTERPRISES, INC.

              File No. 000-55308

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated November 4, 2016 of CANNAMED ENTERPRISES, INC. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm. We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP